EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-A1 of our report dated May 10, 2022, relating to the consolidated financial statements of Halberd Corporation as of July 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

August 15, 2022